UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2004

Health Net, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21650 Oxnard Street, Woodland Hills, California 91367

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 676-6000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01. Other Events.

On September 13, 2004, Jay Gellert, President & Chief Executive Officer of Health Net, Inc., stated that, as a result of the recent ratings action taken by Moody’s Investor Services with respect to Health Net’s senior unsecured debt rating, Health Net has no present intention to continue repurchasing shares of common stock under its previously announced share repurchase program through the end of 2004. From July 1, 2004 through September 13, 2004, Health Net repurchased 2,171,500 shares of common stock at an average price of $24.04 per share. Health Net’s decision to resume the repurchase of shares under its share repurchase program will depend on a number of factors, including, without limitation, any future ratings action taken by Moody’s Investor Services or Standard & Poor’s Ratings Service.

Statements in this Form 8-K relating to matters that are not historical facts are forward-looking statements reflecting current views with respect to future events. Many factors could cause future events to differ significantly from those anticipated in current views. Among those factors are the risks and uncertainties discussed in Health Net’s Annual Report on Form 10-K for the year ended December 31, 2003 and its other filings with the Securities and Exchange Commission from time to time. Health Net undertakes no obligation to publicly revise any forward-looking statements contained in this Form 8-K to reflect events or circumstances that arise after the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2004	HEALTH NET, INC.

	By:	/s/ B. Curtis Westen
B. Curtis Westen
Senior Vice President, General Counsel and Secretary

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